Exhibit 10.15

The printed portions of this form approved by the

California Real Estate Commission (NTD 82-11-83)

IF THIS FORM IS USED IN A CONSUMER CREDIT TRANSACTION, CONSULT LEGAL COUNSEL

THIS IS A LEGAL INSTRUMENT. IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.

PROMISSORY NOTE

(Right to Cure)

U.S. $720,000.00	December 6, 2002

1. FOR VALUE RECEIVED, the undersigned (Borrower) promise(s) to pay TOMRA of North America Finance Corporation, or order, (Note Holder) the principal sum of Seven Hundred Twenty Thousand and 00/100 ($720,000.00) U.S. Dollars, with interest on the unpaid principal balance from December 6, 2002, until paid, at the rate of eight (8%) percent per annum. Principal and interest shall be payable at P.O. Drawer 1034, Monticello, New York 12701, or such other place as the Note Holder may designate, in twenty-three (23) payments of Six Thousand Eight Hundred Eighty and 70/100 ($6,880.70) U.S. Dollars, due on the 1st day of each month, beginning February 1, 2003. Such payments shall continue for twenty-three (23) payments. On January 1, 2005, the entire outstanding balance evidenced by the Promissory Note is due and owing.

2. Borrower shall pay to the Note Holder a late charge of five (5%) percent of any payment not received by the Note Holder within fifteen (15) days after the payment is due.

3. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest specified above, and the balance applied in reduction of the principal amount hereof.

4. If any payment required by this Note is not paid when due, the entire principal amount outstanding and accrued interest thereon shall become due and payable at the option of the Note Holder (Acceleration) twenty days after notice of Acceleration has been given. This time period shall run concurrently with the right to cure, if any, allowed by the Uniform Consumer Credit Code. Such notice of Acceleration shall specify the amount of the nonpayment plus any unpaid late charges and other costs, expenses and fees due under this Note. Until the expiration of said twenty-day period, the Borrower may cure all defaults consisting of a failure to make required payments by tendering the amounts of all unpaid sums due at the time of tender, without Acceleration, as specified by the Note Holder in such notice. Cure restores the Borrower to his rights under this Note as though defaults had not occurred. Any defaults under this Note occurring within twelve months after the Note Holder has once given a notice of Acceleration entitles Borrower to no right to cure, except as otherwise provided by law. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorney’s fees.

5. In addition to other events of default provided by herein or in the Deed of Trust securing this Note, Wise Recycling West, LLC shall be in default under this Promissory Note and Deed of Trust upon the occurrence of a default under the Six Hundred Thousand and 001/00 ($600,000.00) Dollar Promissory Note, dated December 31, 2001, from Wise Recycling West, LLC in favor of TOMRA of North America Finance Corporation (“TNAFC”) (the “2001 Note”), or under the Seven Hundred Twenty Thousand and 00/100 ($720,000.00) Promissory Note, dated December 5, 2002 from Wise Recycling West, LLC to TNAFC, relating to the purchase of real property located at 4300 Ellison, N.E., Albuquerque, New Mexico (the “Albuquerque, New Mexico Note”).

In the event of default TNAFC may declare the full amount of this Note, the 2001 Note and the Albuquerque, New Mexico Note due immediately.

6. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

7. Borrower and all other makers, sureties, guarantors and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payment before, at or after maturity. This Note shall be the joint and several obligation of Borrower, and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

8. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower’s address stated below, or to such address as Borrower may designate by notice to Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

9. The indebtedness evidenced by this Note is secured by a Deed of Trust dated December 6, 2002, and until released said Deed of Trust contains additional rights of the Note Holder. Such rights may cause Acceleration of the indebtedness evidenced by this Note. Reference is made to said Deed of Trust for such additional terms. Said Deed of Trust grants rights in the property identified as follows:

More particularly known as Lots 2 and 3, Block 1, MDC Industrial Park Subdivision Filing No. 3, more commonly known as 2601 Chambers Road, Aurora, Colorado.

Property Address: 2601 Chambers Road, Aurora, Colorado 80011

(CAUTION: SIGN ORIGINAL NOTE ONLY/RETAIN COPY)

IF BORROWER IS NATURAL PERSON(S):

doing business as

IF BORROWER IS A CORPORATION:

Attest:		WISE RECYCLING WEST, LLC
Name of Corporation

	/s/ JAMES TIERNEY	By:	/s/ GARY R. CURTIS
	Secretary		Gary R. Curtis, Vice-President

(SEAL)

IF BORROWER IS PARTNERSHIP

Name of Partnership

by
General Partner

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